SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☐

Filed by a party other than the registrant ☒

Check the appropriate box:

☐ Preliminary proxy statement.

☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☒ Definitive proxy statement.

☐ Definitive additional materials.

☐ Soliciting material under Rule 14a-12.

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

--------------------------------------------------------------

(Name of Registrant as Specified in its Charter)

STILWELL VALUE PARTNERS I, L.P.

STILWELL PARTNERS, L.P.

STILWELL VALUE LLC

JOSEPH STILWELL

JOHN STILWELL

--------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

THE STILWELL GROUP

26 Broadway, 23rd Floor

New York, NY 10004

Phone: (212) 269-5800

Facsimile: (212) 269-2675

Email: stilwellgroup@aol.com

December 26, 2007

Dear Fellow Shareholder,

Investment partnerships that I manage are the largest public shareholders of Prudential Bancorp, Inc. of Pennsylvania (the "Company"). We are asking shareholders to WITHHOLD their vote from electing the Company's nominees for director.

Please review our proxy statement and, most importantly, please sign the enclosed GREEN proxy card and return it in the enclosed postage-paid return envelope. When you receive proxy cards from the Company, my advice is to discard them. If you've already returned the Company's card, you can still change your vote and vote to WITHHOLD your vote from the Company's slate by returning the GREEN card to us.

Thank you for your time and support.

Sincerely,
/s/ Joseph Stilwell Joseph Stilwell

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

------------------------------------------------------

2008 ANNUAL MEETING OF SHAREHOLDERS

------------------------------------------------------

PROXY STATEMENT OF THE STILWELL GROUP

------------------------------------------------------

IN OPPOSITION TO

THE MANAGEMENT OF PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

------------------------------------------------------

WHY YOU WERE SENT THIS PROXY STATEMENT

This Proxy Statement and accompanying GREEN proxy card are being furnished to holders (the “Shareholders”) of the common stock, par value $.01 per share (the “Common Stock”), of Prudential Bancorp, Inc. of Pennsylvania, a Pennsylvania corporation (the “Company”), in connection with the solicitation of proxies (the “Proxy Solicitation”) by The Stilwell Group (the “Group”, “we” or “us”) at the Company's 2008 Annual Meeting of Shareholders (the “Annual Meeting”). The Company’s principal executive offices are located at 1834 Oregon Avenue, Philadelphia, Pennsylvania 19145.

The Company's Annual Meeting will be held at 11:00 a.m. Eastern Time, on Monday, February 4, 2008, at the Holiday Inn—Philadelphia Stadium, 900 Packer Avenue, Philadelphia, Pennsylvania. The record date for determining the holders of record of the Common Stock entitled to vote at the Annual Meeting is the close of business on December 19, 2007 (the “Annual Meeting Record Date”). There were 11,393,306 shares of Common Stock issued and outstanding on the Annual Meeting Record Date. Each share of Common Stock outstanding on the Annual Meeting Record Date will be entitled to one vote at the Annual Meeting.

At the Annual Meeting, the Company will be seeking Shareholder approval of the Company’s slate of directors and ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2008.

The Group, members of which beneficially own, as of the date of this Proxy Statement, an aggregate of 1,116,400 shares of the Common Stock, is the Company’s largest public Shareholder. We have sought representation on the Company's Board of Directors (the “Board”), which the Board has so far denied, even though, as discussed below, at the 2006 annual meeting, 71% of the Company's voting public shares were withheld from electing the Company’s slate, and at the 2007 annual meeting, 75% of the Company's voting public shares were withheld from electing the Company's slate. Since Prudential Mutual Holding Company (“Prudential MHC”) currently owns approximately 60% of the outstanding shares of Common Stock, we do not have the voting power to elect an alternate slate of directors to the Board.

However, we do have the power to solicit proxies from you, the public Shareholders, to withhold your vote from electing the Company’s slate. We believe that if a majority of the public Shareholders withhold their votes, they can send a strong message to the Company that public Shareholders with substantial beneficial holdings of Common Stock should be placed on the Board.

The Group consists of Stilwell Value Partners I, L.P., a Delaware limited partnership (“Stilwell Value Partners I”); Stilwell Partners, L.P., a Delaware limited partnership (“Stilwell Partners”); Stilwell Value LLC, a Delaware limited liability company which is the general partner of Stilwell Value Partners I (“Stilwell Value LLC”); Joseph Stilwell, individually and as the managing and sole member of Stilwell Value LLC and the general partner of Stilwell Partners; and John Stilwell. Additional information concerning the Group is set forth under the heading “Certain Information Regarding the Participants” and in Appendix A.

We urge you not to return any proxy card sent to you by the Company. Remember, your last dated proxy is the only one that counts, so return the GREEN proxy card even if you delivered a prior proxy.

Your vote is important, no matter how many or how few shares you hold. If your shares are held in the name of a brokerage firm, bank or nominee, only that brokerage firm, bank or nominee can vote your shares and then only upon receipt of your specific instructions. Accordingly, please return the GREEN proxy card in the envelope provided or contact the person responsible for your bank or brokerage account and give instructions for how your shares are to be voted. We urge you to WITHHOLD your vote from the election of the Company’s slate of directors, which is Proposal 1 on the enclosed proxy card.

Please refer to the Company’s definitive proxy statement when it becomes available for a full description of management’s nominees for director.

Holders of record of shares of the Common Stock on the Annual Meeting Record Date are urged to submit a proxy even if your shares have been sold after that date.

If you have any questions or need assistance in voting your shares, please call:

Morrow & Co., LLC

800-662-5200 (toll free)

THE COMPANY SHOULD HAVE PUBLIC

SHAREHOLDERS ON ITS BOARD

The Company is majority owned by Prudential MHC, a mutual holding company. Prudential MHC owns approximately 60% of the outstanding shares of the Common Stock and the public Shareholders own approximately 40% of the remaining shares. The Company’s Board and management control Prudential MHC.

The Group owns approximately 9.8% of the outstanding shares of the Common Stock, or about one-quarter of the shares held by the public Shareholders, making it by far the Company’s largest public Shareholder. In light of the Group's substantial share ownership, Joseph Stilwell and the Group's counsel met with Company representatives on July 12, 2005, to request that Mr. Stilwell be placed on the Board. The Company's representatives indicated that the full Board would consider the request. On July 27, 2005, the Company notified Mr. Stilwell that the Board had denied the Group's request. On August 4, 2005, Carl Santoro, one of the Company’s directors, passed away. On September 21, 2005, the Company named two new directors to the Board, one taking Mr. Santoro’s seat and the other a newly-created seat. Neither man owns substantial shares of the Common Stock.

With regard to most corporate decisions, including the election of directors, Prudential MHC will be able to “outvote” the public Shareholders. For example, even if 100% of the public Shareholders voted for non-management nominees for seats on the Board, the non-management nominees would still lose because Prudential MHC holds more than 50% of the outstanding shares of the Common Stock.

In connection with the Company's 2006 and 2007 annual meetings, we solicited proxies from the Company’s Shareholders to withhold their votes from electing the Company’s slate. In our solicitation materials we urged public Shareholders to withhold their votes as a referendum that they want the Board to appoint public Shareholders with substantial beneficial holdings of the Common Stock as directors. At the 2006 annual meeting, holders of 71% of the Company’s voting public shares withheld their votes on the election of directors. At the 2007 annual meeting, holders of 75% of the Company's voting public shares withheld their votes on the election of directors. We believe the public Shareholders have sent the Company a strong message, but the Company has not listened.

At the upcoming Annual Meeting, the Company will again be seeking Shareholder approval of its slate of directors.

We believe that it is in the best interests of the Shareholders that the Board include public Shareholders who beneficially own a substantial number of shares of the Common Stock. To our knowledge, none of the six current directors of the Company have any previous experience as directors of a public company board or in allocating capital for a public company. None of the current directors own a substantial number of shares of the Common Stock. In contrast, representatives of the Group or its related affiliates, including Joseph Stilwell, are serving or have served on the boards of directors of four other publicly traded financial services companies and have experience in capital allocation. We believe that the Group's position as the largest beneficial owner of the Common Stock other than Prudential MHC aligns its interests with those of the other public Shareholders and that election of Mr. Stilwell or another representative of the

Group would present a unique advantage that would not be matched by another outside director handpicked by the Board in an effort to mollify the public Shareholders.

We also believe that the Company should adopt a mandatory retirement age of 75 for all directors. In our view, imposition of a mandatory retirement age constitutes good corporate governance and is in the best interests of the Shareholders. Moreover, we believe that the Company's directors and management should not be awarded stock options and stock grants until they have adopted and executed a well-considered capital allocation plan that maximizes shareholder value.

Although the public Shareholders cannot outvote Prudential MHC, if a majority of the public Shareholders withhold their vote on management's slate, they can express their disapproval of the Board's failure to add a public Shareholder with substantial beneficial holdings of Common Stock to its ranks. The Group is urging the public Shareholders to withhold their votes on the election of directors as a referendum that they want the Board to appoint public Shareholders with substantial beneficial holdings of the Common Stock as directors.

We urge you to WITHHOLD your vote from the election of directors, which is Proposal 1 on the enclosed proxy card, by marking the box “WITHHOLD.”

LITIGATION BETWEEN THE GROUP AND THE COMPANY

On October 4, 2006, Stilwell Value Partners I commenced a lawsuit in the U.S. District Court for the Eastern District of Pennsylvania against the Company, its directors and Prudential MHC. In the Company's offering prospectus for the sale of its Common Stock, it described its plans to adopt, subject to shareholder approval, a stock option plan and stock recognition and retention plan providing for awards of stock options and stock grants to directors and management. The lawsuit alleges, among other things, that Prudential MHC breached its fiduciary duties to the public Shareholders by manipulating the timing of the vote on the plans in order to deprive the public Shareholders of the opportunity to determine whether the plans should be implemented. The complaint seeks a court order permanently enjoining Prudential MHC from participating in a vote on the stock benefit plans. On August 15, 2007, the court dismissed claims other than our cause of action against Prudential MHC as majority shareholder of the Company for breach of its fiduciary duties. Trial on that remaining claim is scheduled for April 2008.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

Except as described herein, no Group member is now, or within the past year has been, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company (including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies). Stilwell Value LLC, as general partner of Stilwell Value Partners I, and Joseph Stilwell, as the general partner of Stilwell Partners, are entitled to allocations of profits and income.

Except as described herein, there are no material proceedings to which any Group member, or any associate of any Group member, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. Except as described herein, no Group member or any associate of any Group member has any interest in the matters to be voted upon at the Annual Meeting, other than an interest, if any, as a Shareholder of the Company.

Except as described herein, no Group member or any associate of any Group member (1) has engaged in or has a direct or indirect interest in any transaction or series of transactions since the beginning of the Company’s last fiscal year, or in any currently proposed transaction, to which the Company or any of its subsidiaries is a party where the amount involved was in excess of $120,000; (2) has been indebted to the Company or any of its subsidiaries; (3) has borrowed any funds for the purpose of acquiring or holding any securities of the Company; (4) is presently, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, any future employment by the Company or its affiliates, or any future transaction to which the Company or any of its affiliates will or may be a party; or (5) is the beneficial or record owner of any securities of the Company or any parent or subsidiary thereof.

No Group member or any associate of any Group member, during the past 10 years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

Additional information concerning the Group, including, but not limited to, beneficial ownership of and transactions in the Common Stock, is set forth in Appendices A and B hereto. Each of the individuals listed on Appendix A attached hereto is a citizen of the United States.

AUDITORS

The Group supports the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending September 30, 2008.

OTHER MATTERS

The Group anticipates that the Company’s definitive proxy statement, when it becomes available, will contain information regarding (1) the securities ownership of certain beneficial owners and management; (2) the committees of the Board and other corporate governance matters; (3) the meetings of the Board and all Board committees; (4) the background of the Company's nominees for election as directors and continuing directors; (5) the compensation of the Company's directors and executive officers; (6) information regarding the services and fees of the Company's independent auditors; (7) voting procedures, including the share vote required for election of directors at the Annual Meeting; (8) the Company's director nomination process; (9) the Company's policies regarding communications from Shareholders; (10) Section 16(a) compliance by officers and directors of the Company; (11) certain relationships and related transactions involving the Company's directors and executive officers; (12) the independence of the Company's current directors; and (13) the submission of Shareholder proposals at the Company's 2009 Annual Meeting of Shareholders. The Group has no knowledge of the accuracy of the Company’s disclosures in its proxy materials.

SOLICITATION; EXPENSES

Proxies may be solicited by the Group by mail, advertisement, telephone, facsimile, telegraph, and personal solicitation. Phone calls will be made to individual Shareholders by Joseph Stilwell and certain of his administrative personnel and employees of Morrow & Co., LLC. Mr. Stilwell will be principally responsible for soliciting proxies for the Group and certain of his administrative personnel will perform secretarial work in connection with the solicitation of proxies, for which no additional compensation will be paid. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward the Group’s solicitation material to their customers for whom they hold shares and the Group will reimburse them for their reasonable out-of-pocket expenses. The Group has retained Morrow & Co., LLC to assist in the solicitation of proxies and for related services. The Group will pay Morrow & Co., LLC a fee of up to $20,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses. In addition, the Group has agreed to indemnify Morrow & Co., LLC against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. It is the position of the Securities and Exchange Commission that such indemnification may be against public policy. Approximately 25 persons will be used by Morrow & Co., LLC in its solicitation efforts.

Although no precise estimate can be made at the present time, the Group currently estimates that the total expenditures relating to the Proxy Solicitation to be incurred by the Group will be approximately $50,000, of which approximately $10,000 has been incurred to date. The entire expense of preparing, assembling, printing, and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be borne by the Group.

VOTING AND REVOCATION OF PROXIES

For proxies solicited hereby to be voted, the enclosed GREEN proxy card must be signed, dated, and returned to the Group, c/o Morrow & Co., LLC, in the enclosed envelope in time to be voted at the Annual Meeting. If you wish to withhold your vote from election of the Company’s slate of directors, please return the enclosed GREEN proxy card as soon as possible. If you have already returned the Company’s proxy card, you have the right to revoke it as to all matters covered thereby and may do so by subsequently signing, dating, and mailing the enclosed GREEN proxy card. If you later vote on the Company’s proxy card, you will revoke your previous proxy card. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING.

Execution of a GREEN proxy card will not affect your right to attend the Annual Meeting and to vote in person. Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) filing with the Secretary of the Company a later dated written revocation; (ii) submitting a duly executed proxy bearing a later date to the Group or the Company; or (iii) attending and voting at the Annual Meeting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

Although a revocation will be effective only if delivered to the Company, the Group requests that either the original or a copy of all revocations be mailed to The Stilwell Group c/o Morrow & Co., LLC, at the address set forth on the back page of this Proxy Statement, so that the Group will be aware of all revocations and can more accurately determine the status of the Group’s withhold campaign. The Group may contact Shareholders who have revoked their proxies.

Shares of the Common Stock represented by a valid, unrevoked GREEN proxy card will be voted as specified. Shares represented by a GREEN proxy card where no specification has been made will be voted WITHHOLD with regard to the Company’s slate of directors (Proposal 1) and FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors (Proposal 2).

If your shares are held in the name of a brokerage firm, bank or nominee, only such brokerage firm, bank or nominee can vote such shares and only upon receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at such institution and instruct that person to execute and return the GREEN proxy card on your behalf. You should also promptly sign, date and mail the voting instruction form (or GREEN proxy card) that your broker or banker sends you. Please do this for each account you maintain to ensure that all of your shares are voted.

Only holders of record of the Common Stock on the Annual Meeting Record Date will be entitled to vote at the Annual Meeting. If you are a Shareholder of record on the Annual Meeting Record Date, you will retain the voting rights in connection with the Annual Meeting even if you sell such shares after the Annual Meeting Record Date. Accordingly, it is important that you vote the shares of the Common Stock held by you on the Annual Meeting Record Date, or grant a proxy to vote such shares on the GREEN proxy card, even if you sell such shares after such date.

THE GROUP STRONGLY RECOMMENDS A VOTE TO WITHHOLD ON PROPOSAL 1 (ELECTION OF DIRECTORS) to send a strong message to the Board to appoint a public Shareholder with substantial beneficial holdings of Common Stock as a director.

THE STILWELL GROUP

I M P O R T A N T !!!

If your shares are held in “Street Name,” only your bank or broker can vote your shares and only upon receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at such institution and instruct that person to execute and return the GREEN proxy card on your behalf. You should also promptly sign, date and mail the voting instruction form (or GREEN proxy card) that your broker or banker sends you. Please do this for each account you maintain to ensure that all of your shares are voted.

If you have any questions, or need further assistance, please call Joseph Stilwell at 212-269-5800, or our proxy solicitor: Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, at 800-662-5200 (toll free).

December 26, 2007

APPENDIX A

THE STILWELL GROUP

The participants who comprise the Group own in the aggregate 1,116,400 shares of the Common Stock, representing approximately 9.8% of the shares outstanding, and are as follows:

Stilwell Value Partners I, L.P. (“Stilwell Value Partners I”) is a Delaware limited partnership organized to invest in securities, whose principal and executive offices are located at 26 Broadway, New York, New York 10004. Stilwell Value LLC is the general partner of Stilwell Value Partners I, and Joseph Stilwell has sole discretion and voting authority with respect to its investment in securities.

Stilwell Partners, L.P. (“Stilwell Partners”) is a Delaware limited partnership organized to invest in securities, whose principal and executive offices are located at 26 Broadway, New York, New York 10004. Joseph Stilwell is the general partner of Stilwell Partners, and he has sole discretion and voting authority with respect to its investment in securities.

Stilwell Value LLC (“Stilwell Value LLC”) is a Delaware limited liability company organized to invest in securities, whose principal and executive offices are located at 26 Broadway, New York, New York 10004. Joseph Stilwell is the managing and sole member of Stilwell Value LLC, and he has sole discretion and voting authority with respect to its investment in securities.

Joseph Stilwell is an investment manager and is the sole managing member of Stilwell Value LLC, the general partner of Stilwell Partners and Stilwell Value Partners I. His business offices are located at 26 Broadway, New York, New York 10004.

John Stilwell is an analyst and is employed by Stilwell Partners. His business offices are located at 26 Broadway, New York, New York 10004. John Stilwell and Joseph Stilwell are brothers.

A-1

The following table sets forth information regarding holdings of the Common Stock by members of the Group (who together constitute a “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934):

Participant and Address	Shares Held Beneficially	Percent of Class	Shares Held By Non-Participant Associates
Stilwell Value Partners I, L.P 26 Broadway New York, New York 10004	1,113,100	9.77%	None
Stilwell Value LLC 26 Broadway New York, New York 10004	1,113,100	9.77%	None
Stilwell Partners, L.P 26 Broadway New York, New York 10004	1,113,100	9.77%	None
Joseph Stilwell 26 Broadway New York, New York 10004	1,113,100	9.77%	None
John Stilwell 26 Broadway New York, New York 10004	3,800	0.03%	None

No member of the Group owns any shares of the Common Stock of record but not beneficially.

A-2

APPENDIX B

Transactions in the Common Stock

The following transactions are the only transactions during the past two years with regard to any Group member:

Purchased

Stilwell Value Partners I, L.P.

Date	Number of Shares	Price Per Share ($)	Total Cost ($)
8/3/06	1,400	13.25	18,550
8/7/06	500	13.25	6,625
8/28/06	1,700	13.30	22,610
8/29/06	1,500	13.30	19,950
8/31/06	3,000	13.30	39,900
9/5/06	9,000	13.30	119,700
9/7/06	1,100	13.30	14,630
9/12/06	2,000	13.30	26,600
9/13/06	100	13.30	1,330
9/22/06	53,700	13.30	714,210
10/2/06	2,200	13.15	28,930
10/6/06	100	13.15	1,315
10/19/06	200	13.50	2,700
10/20/06	1,700	13.45	22,865
10/31/06	3,700	13.45	49,765
11/2/06	200	13.45	2,690
11/3/06	1,800	13.45	24,210
11/29/06	1,500	13.40	20,100
11/30/06	100	13.40	1,340
1/11/07	1,700	13.40	22,780
1/16/07	1,000	13.40	13,400
1/22/07	1,800	13.40	24,120
1/29/07	665	13.40	8,911
1/30/07	12,835	13.40	171,989
1/31/07	35,500	13.40	475,700
3/5/07	6,100	13.50	82,350
3/12/07	1,000	13.60	13,600
4/17/07	200	13.59	2,718
4/18/07	3,850	13.60	52,360
4/19/07	370	13.60	5,032
4/20/07	100	13.60	1,360
4/27/07	2,000	13.65	27,300
5/7/07	1,300	13.70	17,810

5/15/07	11,580	13.70	158,687
5/16/07	5,600	13.69	76,664
5/17/07	176	13.69	2,409
5/18/07	100	13.69	1,369
5/23/07	1,000	13.69	13,690
5/25/07	1,502	13.69	20,562
5/29/07	6,798	13.69	93,065
5/31/07	700	13.65	9,555
6/7/07	1,254	13.64	17,105
6/8/07	8,046	13.64	109,747
6/11/07	8,716	13.60	118,538
6/15/07	300	13.60	4,080
6/18/07	1,524	13.60	20,726
6/25/07	2,400	13.50	32,400
6/26/07	5,600	13.50	75,600
7/12/07	300	13.35	4,005
7/16/07	4,360	13.35	58,206
7/19/07	1,500	13.35	20,025
7/19/07	5,340	13.35	71,289
7/20/07	3,700	13.08	48,393
7/25/07	1,900	13.22	25,115
7/26/07	15,300	12.87	196,920
8/3/07	1,600	12.75	20,400
8/6/07	5,000	12.60	63,005

Sold

Stilwell Value Partners I, L.P.

Date	Number of Shares	Price Per Share ($)	Total Proceeds ($)
2/23/06	1,500	13.00	19,500
2/27/06	1,500	13.17	19,755
3/7/06	4,000	13.40	53,600
3/16/06	2,000	13.30	26,600
3/23/06	2,000	13.43	26,860
4/7/06	3,000	13.50	40,500
5/11/06	4,000	13.43	53,720
6/21/06	4,000	13.17	52,680
6/27/06	1,000	13.10	13,100
8/2/06	5,000	13.30	66,500
8/7/06	5,000	13.30	66,500
8/30/06	1,500	13.30	19,950
9/6/06	25,000	13.30	332,500
11/21/06	46,000	13.40	616,400
2/13/07	8,000	13.55	108,400
2/28/07	12,500	13.65	170,625
3/5/07	12,500	13.65	170,625
3/12/07	18,000	13.65	245,700
3/19/07	7,800	13.62	106,236
4/5/07	9,000	13.65	122,850
4/13/07	5,900	13.65	80,535
5/15/07	8,000	13.70	109,600
6/1/07	2,000	13.65	27,300
6/6/07	6,000	13.65	81,900
6/7/07	1,500	13.65	20,475
6/14/07	6,500	13.65	88,725
6/18/07	10,000	13.60	136,000
6/25/07	11,000	13.55	149,050
7/9/07	16,016	13.53	216,696
8/1/07	15,000	13.20	198,000
8/21/07	12,000	13.00	156,000
11/23/07	1,500	12.50	18,750
11/28/07	4,000	12.50	50,000
12/7/07	1,500	12.50	18,750
12/13/07	5,000	12.50	62,500
12/20/07	3,000	12.47	37,440

The total number of shares of the Common Stock held by the Group is 1,116,900, approximately 9.8% of the Company’s total shares outstanding.

Stilwell Value Partners I, L.P. holds 1,093,100 shares of the Common Stock in its name. It has expended $14,614,044 to date in acquiring shares of the Common Stock. Such funds were provided from its available capital and, from time to time, by margin account loans from subsidiaries of The Bear Stearns Companies, Inc. extended in the ordinary course of business to Stilwell Value Partners I.

The amount of funds expended to date by Stilwell Partners, L.P. to acquire the 20,000 shares of the Common Stock it holds in its name is $200,000.00. Such funds were provided from its available capital and, from time to time, by margin account loans from subsidiaries of The Bear Stearns Companies, Inc. extended in the ordinary course of business to Stilwell Partners.

The amount of funds expended to date by John Stilwell to acquire the 3,800 shares of the Common Stock he holds in his name is $41,195.00.

All purchases of the Common Stock made by members of the Group using funds borrowed from subsidiaries of The Bear Stearns Companies, Inc., if any, were made in margin transactions on those firms’ usual terms and conditions. As of December 24, 2007, the total amount of the Group’s indebtedness under such borrowings was $1,287,819.61. All or part of the shares of the Common Stock owned by members of the Group may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities to members of the Group. Such loans generally bear interest at a rate based upon the broker’s call rate from time to time in effect. Such indebtedness, if any, may be refinanced with other banks or broker-dealers.

P R O X Y

THIS PROXY IS SOLICITED BY THE STILWELL GROUP IN

OPPOSITION TO THE BOARD OF DIRECTORS OF

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

2008 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Joseph Stilwell and Spencer Schneider, or either of them, as proxies with full power of substitution, to vote in the name of and as proxies for the undersigned at the Annual Meeting of Shareholders of Prudential Bancorp, Inc. of Pennsylvania (the "Company"), to be held on February 4, 2008, at 11:00 a.m. (local time), and at any adjournment(s) or postponement(s) thereof, according to the number of votes that the undersigned would be entitled to cast if personally present on the matters shown on the reverse side:

This proxy, when properly executed, will be voted only in the manner directed herein by the undersigned Shareholder. Unless otherwise specified, this proxy will be voted to WITHHOLD authority to vote for all nominees for director and FOR Proposal 2 to ratify the appointment of Deloitte & Touche LLP as independent auditors for fiscal 2008. This proxy revokes all prior proxies given by the undersigned.

Until the voting deadline, you may revoke a prior proxy vote at any time by submitting a new vote, which automatically revokes any previous vote. ONLY YOUR LATEST VOTE WILL COUNT IN THE TABULATION.

Please mark this GREEN proxy card on the reverse side, sign it and date it, and return it promptly in the envelope provided.

THANK YOU FOR VOTING

We recommend that you WITHHOLD your vote for election of all Company nominees.

1. ELECTION OF DIRECTORS.

Company Nominees	☐ FOR	☐ WITHHOLD

Write below the names of any Company nominees for whom authority to vote is withheld:

__________________________________

Note: Refer to the proxy statement and form of proxy distributed by the Company for the names, background, qualifications, and other information concerning the Company's nominees.

We recommend that you vote FOR Proposal 2.

2. RATIFICATION OF DELOITTE & TOUCHE LLP as independent auditors for fiscal 2008.

☐ FOR	☐ AGAINST	☐ ABSTAIN

________________________ Signature	_______________________ Signature (Joint Owners)	_________________ Date

Please sign exactly as your name appears hereon or on proxy cards previously sent to you by the Company. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy card votes all shares held in all capacities.

______________________ Title